SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 25, 2010

Commission File Number: 000-53750

PROTEONOMIX, INC.

(Name of Registrant in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	13-3842844 (I.R.S. Employer Identification No.)
187 Mill Lane Mountainside, New Jersey (Address of Principal Executive Offices)	07052 (Zip Code)
973-544-6116 (Issuer’s Telephone Number, Including Area Code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 - Other Events

Item 8.01 - Other Events

Proteonomix, Inc. (the "Company") issued a press release, dated January 25, 2010 entitled-"Proteonomix, Inc. (PROT) Responds to Recent Internet Articles Relating to its Subsidiary, Proteoderm, Inc.."

The press release is in its entirety below:

Proteonomix, Inc. (PROT) Responds to Recent Internet Articles Relating to its Subsidiary, Proteoderm, Inc.

Mountainside, NJ- January 25, 2010 – Proteonomix, Inc. (OTC: PROT) reports on the recent online articles about its operations published by www.immortalhumans.com and www.associatedcontent.com.

The website of Immortalhumans.com states, “A firm called National Stem Cell was the initial business to utilize a human enzyme from an embryonic source in a skin care product line. However, they are changing to enzymes from non-stem cells. They are switching their name to Proteonomix.”

The website of Associatedcontent.com states, “National Stem Cell was the first company to use an enzyme from human embryonic stem cells in their skin care line, but they’re switching to enzymes from non-stem cells. They are also changing their name to Proteonomix. They advertise that their products will ‘enhance the formation of natural collagen’ and ‘make skin appear smoother and firmer’.”

ReVive, Amatokin and Swiss Apple Stem Cell products have been used as comparables in these articles.

The articles are correct in that Proteonomix and its subsidiary, Proteoderm, Inc., were the first to discover and produce anti-aging products based on the stem cell derivatives. However, the following inaccuracies were incorporated in the articles:

National Stem Cell, Inc. is a subsidiary of National Stem Cell Holding, Inc. which changed its corporate name to Proteonomix, Inc. in August 2008 in order to reflect the company’s core science and corporate competence. Proteoderm does not utilize embryonic stem cells as a source for its anti-aging skin care products. Proteoderm is the only company to use a matrix of proteins originally derived from non-embryonic stem cells (Matrix NC-138) in its products in order to harness the anti-aging potential of stem cells in a powerful anti-aging skin care cosmeceutical that makes a measurable difference. Proteoderm does not use enzymes, collagen or growth factors which are the ingredients of other anti-aging cosmeceuticals.

Proteoderm has developed an anti-aging kit consisting of a day cream, night cream, cleanser, exfoliant and under eye serum under the brand name “Matrix NC-138” and has entered into an agreement with two China-based companies, for the licensing, sale, and distribution of its cosmeceutical kit in China, Hong Kong and Taiwan, the details of which may be found on Proteonomix’ most recent SEC filing of its registration statement on Form 10.

About Proteonomix, Inc.

Proteonomix is a biotechnology company focused on developing therapeutics based upon the use of human cells and their derivatives. Proteonomix has facilities at a number of academic institutions. Its subsidiary, Proteoderm has developed a line of anti-aging cosmetics. Please visit www.proteonomix.com, www.proteoderm.com, www.pinksheets.com and www.sec.gov.

Certain statements contained herein are "forward-looking" statements (as defined -- Private Securities Litigation Reform Act 1995). PROT cautions that the statements made in this press release constitute forward-looking statements and makes no guarantees of future performance and actual results or developments may differ materially from projections in forward-looking statements. Forward-looking statements are based on estimates and opinions of management at time statements are made.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROTEONOMIX, INC.

Dated: January 25, 2010

By:

/s/Michael Cohen

Name:   Michael Cohen

President